Exhibit 99.1

Alto Ingredients, Inc. Reports Second Quarter 2026 Results

Q2 2026 Gross Profit of $16.6 Million Increased $18.6 Million
Q2 2026 Net Income of $11.4 Million, or $0.15 per Share, Improved $22.7 Million
Q2 2026 Adjusted EBITDA of $23.7 Million Improved $23.9 Million

Pekin, Ill., August 5, 2026 – Alto Ingredients, Inc. (NASDAQ: ALTO), a leading producer and distributor of renewable fuels, essential ingredients and specialty alcohols, reported its financial results for the quarter ended June 30, 2026.

“Alto’s second quarter results mark the fourth consecutive quarter of positive gross profit, income from operations, net income and adjusted EBITDA. We have maintained consistent profitability over this period even before the contribution of earnings from 45Z tax credits. These results demonstrate the benefits of our diversification strategy, which gives us the flexibility to shift production toward the most attractive end markets and capture premium-value opportunities,” said President and Chief Executive Officer Bryon McGregor.

“Having begun a strategic realignment three years ago, we now have a diversified product portfolio, a leaner cost structure and an operating model capable of generating positive adjusted EBITDA through commodity cycles while providing meaningful upside when market conditions are favorable,” added Mr. McGregor. “In addition, we have numerous initiatives in process and ahead of us to expand capacity, optimize CO2 production, improve efficiencies and increase our earnings from 45Z tax credits.”

Mr. McGregor concluded, “Our second quarter and latest 12-month financial results, combined with our ability to execute on high-return opportunities, reinforce our confidence in Alto’s ability to generate sustainable earnings and create long-term shareholder value.”

Rob Olander, Chief Financial Officer, added that, “Today, we established a $50 million at-the-market equity program. Alongside our available borrowing capacity and operating cash flow, the ATM program provides additional financial flexibility and a prudent, low-cost tool to effectively access equity capital. We see a number of attractive, high-return organic opportunities across our platform. Having the ATM program in place allows us to remain prepared to pursue those opportunities when expected returns, market conditions and shareholder interests align. Any use of the program would be disciplined, measured and evaluated against other sources of available capital.”

Financial Results for the Three Months Ended June 30, 2026 Compared to 2025

●	Net sales were $245.7 million, compared to $218.4 million.

●	Cost of goods sold was $229.1 million, compared to $220.4 million.

●	Gross profit was $16.6 million, compared to a gross loss of $1.9 million.

●	Selling, general and administrative expenses were $8.0 million, compared to $6.2 million.

●	Interest expense was $2.0 million, compared to $2.8 million.

●	Net income attributable to common stockholders was $11.4 million, or $0.15 per diluted share, compared to a net loss of $11.3 million, or $0.15 per share.

●	Adjusted EBITDA was $23.7 million, compared to negative $0.2 million, an increase of $23.9 million.

Cash and cash equivalents at June 30, 2026 were $24.0 million, compared to $23.4 million at December 31, 2025. The company’s borrowing availability at June 30, 2026 was $106 million, including $41 million under the company’s operating line of credit and $65 million under its term loan facility.

Second Quarter 2026 Results Conference Call

Management will host a conference call at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time on Wednesday, August 5, 2026, and will deliver prepared remarks via webcast followed by a question-and-answer session.

To receive a number and unique PIN by email, register here. To dial directly up to 20 minutes prior to the scheduled call time, please dial (833) 630-0017 domestically and (412) 317-1806 internationally. Alternatively, the webcast for the conference call can be accessed from Alto Ingredients’ website at www.altoingredients.com and will be available for one year.

Use of Non-GAAP Measures

Management believes that certain financial measures not in accordance with generally accepted accounting principles (“GAAP”) are useful measures of operations. The company defines Adjusted EBITDA as unaudited consolidated net income (loss) before interest expense, interest income, provision (benefit) for income taxes, asset impairments, unrealized derivative gains and losses, acquisition-related expense, excess insurance proceeds and depreciation and amortization expense. A table is provided at the end of this release that provides a reconciliation of Adjusted EBITDA to its most directly comparable GAAP measure, net income (loss). Management provides this non-GAAP measure so that investors will have the same financial information that management uses, which may assist investors in properly assessing the company’s performance on a period-over-period basis. Adjusted EBITDA is not a measure of financial performance under GAAP and should not be considered as an alternative to net income (loss) or any other measure of performance under GAAP, or to cash flows from operating, investing or financing activities as an indicator of cash flows or as a measure of liquidity. Adjusted EBITDA has limitations as an analytical tool, and you should not consider this measure in isolation or as a substitute for analysis of the company’s results as reported under GAAP.

About Alto Ingredients, Inc.

Alto Ingredients, Inc. (NASDAQ: ALTO) is a leading producer and distributor of renewable fuels, essential ingredients and specialty alcohols. Leveraging the unique qualities of its facilities, the company serves customers in a wide range of consumer and commercial products in the Health, Home & Beauty; Food & Beverage; Industry & Agriculture; Essential Ingredients; and Renewable Fuels markets. For more information, please visit www.altoingredients.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements and information contained in this communication that refer to or include Alto Ingredients’ estimated or anticipated future results or other non-historical expressions of fact are forward-looking statements that reflect Alto Ingredients’ current perspective of existing trends and information as of the date of the communication. Forward-looking statements generally will be accompanied by words such as “anticipate,” “believe,” “plan,” “could,” “should,” “estimate,” “expect,” “forecast,” “outlook,” “guidance,” “intend,” “may,” “might,” “will,” “possible,” “potential,” “predict,” “project,” or other similar words, phrases or expressions. Such forward-looking statements include, but are not limited to, statements concerning Alto Ingredients’ expectations around expanding production capacity; profitability and executing on opportunities to grow earnings, including through improved utilization and reliability, optimization and capital projects, and monetizing additional Section 45Z tax credits; the use and benefits of its ATM program, including returns that Alto Ingredients may generate from using funds, if any, from the program to make capital investments; and Alto Ingredients’ other plans, objectives, expectations and intentions. It is important to note that Alto Ingredients’ plans, objectives, expectations and intentions are not predictions of actual performance. Actual results may differ materially from Alto Ingredients’ current expectations depending upon a number of factors affecting Alto Ingredients’ business and plans. These factors include, among others, adverse economic and market conditions, including for renewable fuels, specialty alcohols and essential ingredients; export conditions and international demand for the company’s products; fluctuations in the price of and demand for oil and gasoline; raw material costs, including production input costs, such as corn and natural gas; adverse impacts of inflation and supply chain constraints, including from tariffs; prevailing market prices and trading volumes of Alto Ingredients’ stock; Alto Ingredients’ ability, if desirable, to execute on its ATM program; Alto Ingredients’ ability to timely and within budget execute on its optimization and capital projects; regulatory developments and Alto Ingredients’ ability to successfully pursue and secure opportunities, and realize the expected results, under existing and new legislation, including the Section 45Z regulations, and to successfully apply for and receive anticipated credit amounts. These factors also include, among others, the inherent uncertainty associated with financial and other projections; the anticipated size of the markets and continued demand for Alto Ingredients’ products; the impact of competitive products and pricing; the risks and uncertainties normally incident to the alcohol production, marketing and distribution industries; changes in generally accepted accounting principles; successful compliance with governmental regulations applicable to Alto Ingredients’ facilities, products and/or businesses; changes in laws, regulations and governmental policies; the loss of key senior management or staff; and other events, factors and risks previously and from time to time disclosed in Alto Ingredients’ filings with the Securities and Exchange Commission including, specifically, those factors set forth in the “Risk Factors” section contained in Alto Ingredients’ Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 8, 2026.

Company IR and Media Contact:

Michael Kramer, Alto Ingredients, Inc., 916-403-2755

Investorrelations@altoingredients.com

IR Agency Contact:

Jody Burfening, Alliance Advisors Investor Relations, 212-838-3777,

Investorrelations@altoingredients.com

ALTO INGREDIENTS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

Net sales	$245,698	$218,436	$470,378	$444,976
Cost of goods sold	229,062	220,373	444,523	448,720
Gross profit (loss)	16,636	(1,937)	25,855	(3,744)
Selling, general and administrative expenses	8,017	6,171	14,716	13,361
Income (loss) from operations	8,619	(8,108)	11,139	(17,105)
Interest expense, net	(1,960)	(2,811)	(4,158)	(5,540)
Transferable tax credits, net	5,112	—	9,012	—
Other expense, net	(70)	(78)	(21)	(31)
Income (loss) before provision for income taxes	11,701	(10,997)	15,972	(22,676)
Provision for income taxes	—	—	—	—
Net income (loss)	$11,701	$(10,997)	$15,972	$(22,676)
Preferred stock dividends	$(315)	$(315)	$(627)	$(627)
Net income (loss) attributable to common stockholders	$11,386	$(11,312)	$15,345	$(23,303)
Net income (loss) per share, basic	$0.15	$(0.15)	$0.20	$(0.31)
Net income (loss) per share, diluted	$0.15	$(0.15)	$0.20	$(0.31)
Weighted-average shares outstanding, basic	75,588	74,611	75,191	74,232
Weighted-average shares outstanding, diluted	77,071	74,611	76,609	74,232

ALTO INGREDIENTS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands, except par value)

ASSETS	June 30, 2026	December 31, 2025
Current Assets:
Cash and cash equivalents	$23,962	$23,415
Restricted cash	—	2,258
Accounts receivable, net	67,889	55,069
Inventories	51,609	61,676
Transferable tax credits, net	8,265	7,500
Derivative instruments	4,173	525
Other current assets	4,926	5,474
Total current assets	160,824	155,917
Property and equipment, net	197,479	198,501
Other Assets:
Right of use operating lease assets, net	21,492	16,931
Intangible assets, net	7,264	7,574
Other assets	10,011	9,863
Total other assets	38,767	34,368
Total Assets	$397,070	$388,786

ALTO INGREDIENTS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (CONTINUED)
(unaudited, in thousands, except par value)

	June 30, 2026	December 31, 2025
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$24,219	$14,509
Accrued liabilities	16,424	16,691
Current portion – long-term debt	—	16,600
Current portion – operating leases	4,916	4,958
Derivative instruments	277	1,067
Other current liabilities	4,561	5,246
Total current liabilities	50,397	59,071

Long-term debt, net	60,469	63,027
Operating leases, net of current portion	17,553	13,012
Other liabilities	8,774	8,435
Total Liabilities	137,193	143,545

Stockholders’ Equity:
Preferred stock, $0.001 par value; 10,000 shares authorized; Series A: no shares issued and outstanding as of June 30, 2026 and December 31, 2025 Series B: 927 shares issued and outstanding as of June 30, 2026 and December 31, 2025	1	1
Common stock, $0.001 par value; 300,000 shares authorized; 77,576 and 77,307 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	78	77
Non-voting common stock, $0.001 par value; 3,553 shares authorized; 1 share issued and outstanding as of June 30, 2026 and December 31, 2025	—	—
Additional paid-in capital	1,051,085	1,051,795
Accumulated other comprehensive income	5,461	5,461
Accumulated deficit	(796,748)	(812,093)
Total Stockholders’ Equity	259,877	245,241
Total Liabilities and Stockholders’ Equity	$397,070	$388,786

Reconciliation of Adjusted EBITDA to Net Income (Loss)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands) (unaudited)	2026	2025	2026	2025
Net income (loss)	$11,701	$(10,997)	$15,972	$(22,676)
Adjustments:
Interest expense	1,960	2,811	4,158	5,540
Interest income	(87)	(67)	(165)	(150)
Unrealized derivative losses (gains)	3,634	2,117	(4,439)	483
Acquisition-related income	—	(460)	—	(460)
Depreciation and amortization expense	6,452	6,365	12,819	12,631
Total adjustments	11,959	10,766	12,373	18,044
Adjusted EBITDA	$23,660	$(231)	$28,345	$(4,632)

Segment Financials (in thousands) (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net Sales
Pekin Campus production:
Alcohol sales	$114,370	$94,155	$222,321	$201,390
Essential ingredient sales	45,071	39,565	89,064	84,183
Intersegment sales	229	183	492	481
Total Pekin Campus sales	159,670	133,903	311,877	286,054

Marketing and distribution:
Alcohol sales, gross	$54,612	$58,106	$101,889	$107,101
Alcohol sales, net	60	80	109	142
Intersegment sales	2,512	2,334	4,962	4,840
Total marketing and distribution sales	57,184	60,520	106,960	112,083

Western production:
Alcohol sales	$20,798	$16,604	$37,479	$32,798
Essential ingredient sales	8,843	8,250	16,123	16,058
Intersegment sales	449	505	848	769
Total Western production sales	30,090	25,359	54,450	49,625

Corporate and other	1,944	1,676	3,393	3,304
Intersegment eliminations	(3,190)	(3,022)	(6,302)	(6,090)
Net sales as reported	$245,698	$218,436	$470,378	$444,976
Cost of goods sold:
Pekin Campus production	$148,148	$139,748	$292,918	$294,974
Marketing and distribution	53,404	56,518	99,442	104,167
Western production	27,955	23,501	52,707	49,024
Corporate and other	1,010	1,705	2,046	3,386
Intersegment eliminations	(1,455)	(1,099)	(2,590)	(2,831)
Cost of goods sold as reported	$229,062	$220,373	$444,523	$448,720
Gross profit (loss):
Pekin Campus production	$11,522	$(5,845)	$18,959	$(8,920)
Marketing and distribution	3,780	4,002	7,518	7,916
Western production	2,135	1,858	1,743	601
Corporate and other	934	(29)	1,347	(82)
Intersegment eliminations	(1,735)	(1,923)	(3,712)	(3,259)
Gross profit (loss) as reported	$16,636	$(1,937)	$25,855	$(3,744)

Sales and Operating Metrics (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Alcohol Sales (gallons in millions)
Pekin Campus renewable fuel gallons sold	31.6	28.8	62.8	61.4
Western production renewable fuel gallons sold	9.4	8.3	17.6	16.6
Third-party renewable fuel gallons sold	24.0	29.7	47.5	54.1
Total renewable fuel gallons sold	65.0	66.8	127.9	132.1
Specialty alcohol gallons sold	23.5	19.9	46.5	44.2
Total gallons sold	88.5	86.7	174.4	176.3

Sales Price per Gallon
Pekin Campus production	$2.09	$1.95	$2.05	$1.92
Western production	$2.20	$2.00	$2.13	$1.98
Marketing and distribution	$2.27	$1.96	$2.14	$1.98
Average sales price per gallon	$2.15	$1.95	$2.08	$1.94

Alcohol Production (gallons in millions)
Pekin Campus production	51.8	50.9	103.0	105.2
Western production	9.0	8.3	16.9	16.6
Total production gallons	60.8	59.2	119.9	121.8

Corn Cost per Bushel
Pekin Campus production	$4.58	$4.86	$4.51	$4.75
Western production	$5.59	$5.71	$5.57	$5.83
Average cost per bushel	$4.73	$4.98	$4.65	$4.89

Sales and Operating Metrics (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Average Market Metrics
PLATTS Ethanol price per gallon	$1.92	$1.72	$1.82	$1.72
CME Corn cost per bushel	$4.44	$4.51	$4.41	$4.62
Board corn crush per gallons (1)	$0.33	$0.11	$0.25	$0.07

Essential Ingredients Sold (thousand tons)
Pekin Campus production:
Distillers grains	68.2	70.2	148.6	160.9
CO2	45.2	45.1	88.5	90.4
Corn wet feed	26.3	28.7	56.2	63.2
Corn dry feed	24.7	21.4	45.7	45.2
Corn oil and germ	19.1	18.9	37.2	38.5
Syrup and other	11.9	11.7	21.1	19.9
Corn meal	8.2	8.3	17.7	17.7
Yeast	5.9	5.7	12.0	12.1
Total Pekin Campus essential ingredients sold	209.5	210.0	427.0	447.9

Western production:
Distillers grains	67.0	61.8	127.1	119.9
CO2	14.5	14.4	27.3	27.0
Corn oil	0.9	1.0	1.7	2.4
Syrup and other	0.6	1.2	1.4	2.0
Total Western production essential ingredients sold	83.0	78.4	157.5	151.3

Total Essential Ingredients Sold	292.5	288.4	584.5	599.2

Essential ingredients return % (2)
Pekin Campus return	51.7%	44.2%	52.8%	46.1%
Western production return	51.4%	50.8%	50.7%	49.9%
Consolidated total return	51.6%	45.2%	52.5%	46.7%

(1)	Assumes corn conversion of 2.80 gallons of alcohol per bushel of corn.
(2)	Essential ingredients revenues as a percentage of total corn costs consumed.

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